Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	The Ruth Group Nick Laudico / Zack Kubow 646-536-7030 / 7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

CryoLife Announces Resolution of PerClot Litigation with Medafor Inc.

ATLANTA, GA…(November 17, 2015)…CryoLife, Inc. (NYSE: CRY), a leading medical device and tissue processing company focused on cardiac and vascular surgery,  announced today  that it has entered into a resolution with Medafor Inc., a subsidiary of C.R. Bard, Inc. (“Medafor”),  to end the patent dispute in the U.S. District Court for the District of Delaware (the “Court”) between the companies regarding PerClot.

Under terms of the resolution,  which is subject to approval by the Court, all parties have agreed to end the litigation, jointly dismissing all claims and counterclaims with prejudice and waiving all appeal rights in this case.  Each party agreed to bear its own attorneys’ fees and costs associated with the litigation.  In addition, the Court’s preliminary injunction entered March 31, 2015 with respect to CryoLife’s marketing and sale of PerClot in the U.S. will remain in effect until the expiration of Medafor’s U.S. Patent No. 6,060,461 (the “‘461 Patent”) on February 8, 2019, and the Court will retain jurisdiction over the matter to enforce the settlement.

J. Patrick Mackin, Chairman, President, and Chief Executive Officer, said, “We are pleased to resolve the litigation with Medafor and believe it is a positive development for our Company.  It removes an on-going legal dispute that we estimate could have taken well over two years and millions of dollars to resolve, with an uncertain outcome.”  The commercial impact of the resolution is modest, as the Company currently does not expect to be in a position to receive FDA approval for PerClot until, at the earliest, 2018 and, therefore, to be able to commercialize PerClot in the United States until just months before the expiration of the ‘461 Patent.

Mr. Mackin explained that, “In the near-term, we anticipate a positive benefit to 2016 expenses from the resolution with Medafor due to the elimination of legal fees related to the litigation and the slower than expected pace of patient enrollment in the PerClot IDE.  The resolution will also allow us to place more focus on our strategic business development initiatives, which we believe present a significant opportunity to enhance our growth trajectory and leverage our well-established relationships in cardiac and vascular surgery.  Longer-term, we remain confident in PerClot’s competitive positioning and believe it has the potential to capture significant market share in the U.S. once available.”

About CryoLife

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of implantable living tissues and medical devices used in cardiac and vascular surgical procedures.  CryoLife markets and sells products in more than 75 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These statements include those regarding the resolution of the litigation with Medafor, the benefits of the resolution of the Medafor litigation, the anticipated timing of FDA approval for PerClot, the pace of enrollment in the PerClot IDE clinical trial, and the timing of commercialization of PerClot, the potential for PerClot to capture significant market share in the U.S., and the potential for strategic business development initiatives to impact our growth trajectory.  The risks and uncertainties affecting these statements include that: the resolution of the Medafor litigation is subject to court approval, there is no guarantee that the FDA will approve the surgical version of PerClot for distribution in the U.S. in accordance with our expected timeframe, or at all; clinical trials are subject to a number of risks, including unanticipated reactions or results, delays, and cost overages; we may ultimately be unsuccessful in our PerClot IDE clinical trial; we maybe ultimately unable to execute on our strategic business development initiatives; and such initiatives, even if we execute on them, may not contribute to our growth trajectory.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2014 and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.